Conversion and Option Agreement

This Conversion and Option Agreement (" Agreement"), dated and effective as of August 31, 2017 ("Effective Date"), is made by Capstone Companies, Inc., a Florida corporation, ("Company") and Jeffrey Postal, a natural person and director of Company, ("Debtholder").  Company and Debtholder may also be referred to individually as a "party" and collectively as the "parties."

RECITALS:

A. Debtholder has loaned money to the Company for working company and is owed the principal sum of THREE HUNDRED AND SEVENTY-NINE THOUSAND, THREE HUNDRED AND EIGHTEEN DOLLARS AND NO CENTS, ($379,318.00) as of the Effective Date (the "Debt"); and

B. Debtholder is willing to cancel the amount of the principal and accrued interest of the Debt calculated under Section 1(a)(ii) below (" Converted Debt") in exchange for FIFTY THOUSAND (50,000) shares of Common Stock, $0.0001 par value, of the Company ("Common Stock") in order to assist the Company with its cash flow, to show confidence in the future of the Company and as a final accord and satisfaction of the Converted Debt; and

C. Debtholder has options ("Option") to acquire 500,000 shares of Company Common Stock ("Option Shares") at an exercise price of $0.435 per Option Share and wishes to exercise those options by and under this Agreement.

D. Debtholder is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, and is sophisticated as to the business and operations of the Company; and

E. The parties have set forth their agreement on the Converted Debt below.

Subject the terms and conditions of this Agreement, and for good and valuable consideration, the sufficiency of which is acknowledged by each party, the parties agree:

Section 1.  Converted Debt; Option Exercise. (a)  Converted Debt. (i) Upon the signing of this Agreement, the Debtholder hereby cancels the Converted Debt in exchange for FIFTY THOUSAND (50,000) shares of Common Stock ("Shares") at a price of $.468 per share, with a total value of TWENTY-THREE THOUSAND FOUR HUNDRED DOLLARS AND NO CENTS ($23,400.00), which Shares constitute a final accord and full satisfaction of the Converted Debt.  Company agrees to issue the Shares to the Debtholder upon receipt of the promissory notes evidencing the Converted Debt, which tendered promissory notes shall be marked as "cancelled – subject to Conversion Agreement" by the Debtholder.

(i)  The amount of the Converted Debt required to purchase the Shares shall be based on the following: the average BID price of the Common Stock on The OTC Markets Group, Inc. QB Tier during the thirty (30) consecutive trading day period ending on August 31, 2017 with a ten percent discount, which has been calculated at $.468 per share.  "Trading day" means any day on which the Common Stock is quoted on the OTC Markets Group, Inc. QB Tier.

(ii)  As the following promissory notes listed below:

Note Date	Principal Amount	Accrued Interest	Total Note.
08/23/12	$75,000.00	$30,170.00	$105,170.00
12/18/12	$100,000.00	$37,633.00	$137,633.00
2/7/13	$100,000.00	$36,515.00	$136,515.00
Total	$275,000.00	$104,318.00	$379,318.00

represent a principal sum and accrued interest of $379,318.00, thereon greater than the Converted Debt, then the Company either pay off the note balance of $138,418.00 or shall issue a new promissory note with the same terms and conditions as the surrendered promissory note(s) evidencing the balance of the Debt that is not part of the Converted Debt, which will be for an amount of ONE HUNDRED AND THIRTYEIGHT THOUSAND, FOUR HUNDRED AND EIGHTEEN DOLLARS AND NO CENTS ($138,418.00).  Any changes to the terms and conditions of the promissory note must be set forth in and agreed to by the parties in the new promissory note. The principal of the new promissory note shall also be adjusted for the cancellation of Debt under Section 1(b) below.

(iii)  If the Company fails to issue the Shares to the Debtholder within forty (40) days after the Effective Date and after the date that the Debtholder surrendered to the Company the cancelled promissory notes for the Converted Debt, then the Debtholder may unilaterally terminate this Agreement, demand and receive promissory notes evidencing the Debt and with the same terms and conditions as the tendered, cancelled promissory notes.

(iv)  Debtholder represents to the Company that he has not assigned or pledged or encumbered any payment of principal or accrued interest thereon of the Converted Debt.  The Company may unilaterally terminate and rescind the transactions contemplated herein if the Debtholder has assigned or pledged or encumbered any payment of principal or accrued interest thereon of the Converted Debt.

(b)  Option Exercise. (i) Debtholder hereby exercises the Option in full for the Exercise Price and cancels TWO HUNDRED SEVENTEEN THOUSAND FIVE HUNDRED DOLLARS AND NO CENTS ($217,500.00) of the Debt as payment in full for the Option Shares.  Debtholder's signature below shall satisfy any written notice and applicable stock plan requirements for exercise of the Option.

(ii)  The Company shall instruct the Company's stock transfer agent to issue the Option Shares to the Debtholder upon the receipt of the cancelled promissory note or promissory notes for the full aggregate Exercise Price and a fully completed and signed original of this Agreement.

(iii)  The Option Shares shall be "restricted securities" under Rule 144 of the Securities Act.

(c)  Total Debt Cancelled.  Solely to avoid any confusion, the parties agree that $23,400.00 of the principal and accrued interest of the Debt will be cancelled as payment for the Shares and $217,500.00 of the principal and accrued interest of the Debt will be cancelled for payment of the Option Shares. The total principal of the Debt cancelled under this Agreement shall be $240,900.00 and the total accrued interest of the Debt cancelled under this Agreement shall be $240,900.00.

Section 2.  Approval of Outside Directors.  The outside directors of the Company have approved this Agreement and underlying transactions, including financial terms of exchange of Converted Debt and Shares.

Section 3.  Representations of Debtholder.

(a)  Debtholder is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, and is sophisticated as to the business and operations of the Company; and
(b)  Debtholder has had the opportunity to ask questions and receive answers from management of Company about the Company, Common Stock and the transactions contemplated herein; and
(c)  Debtholder has access to audited and unaudited financial records and corporate minutes of the Company and Debtholder has direct access to the Company's public auditor and legal counsel to inquire about the Company, Shares or this Agreement;
(d)  Debtholder is sophisticated in financial lending of the nature of the Debt and has an existing, substantive business relationship with the Company; and

(e)  Debtholder primarily resides in the State of Florida as of and at least one year prior to the Effective Date; and
(f)  Debtholder has had a reasonable opportunity to review this Agreement with Debtholder's professional advisors; and
(g) Debtholder agrees and understands that: (i) the Shares are "restricted securities" under Rule 144 of the Securities Act of 1933, as amended, (ii) are "penny stock" shares under rules of the U.S. Securities and Exchange Commission or "SEC," and (iii) any investment in the Shares is highly risky that should only be considered by an investor who is able to withstand the loss of his entire investment in the Shares, does not require liquidity in the market for the Shares, does not require the Converted Debt in order to pay his basic financial obligations, and is able to hold onto the Shares for an indefinite period; and
(h)  Debtholder was not solicited by general solicitation or advertising in connection with the transactions contemplated herein; and
(i)  Debtholder has not relied on any representations of the Company, except those set forth in this Agreement or in its SEC filings, in deciding to enter into this Agreement and the transactions contemplated herein, and the Debtholder has not received any tax, investment, or legal advice from the Company or its professional advisors in respect of this Agreement and the transactions contemplated herein; and
(j)  Debtholder agrees and understands that he is canceling his right to collect the Converted Debt in return for the uncertainty of an equity investment in the Company; and
(k)  Debtholder has read and understands the risk factors set forth in the Company's SEC filings in fiscal year 2017 and fiscal year 2016; and
(l)  Debtholder has all of the requisite legal authority to enter into and perform this Agreement; and
(m)  The signing of this Agreement is not barred by any court order, agreement, charter, bylaw provision, instrument, regulatory order, or other obligation applicable to the Debtholder; and
(n)  This Agreement does not conflict with any other agreement, obligation, undertaking or commitment of the Debtholder; and
(o)  There is no litigation or other legal proceeding against or involving the Debtholder that would bar or hinder the consummation of the transactions contemplated herein or impose a lien against the Debtholder or create a legal impediment to consummation of any of the transactions contemplated herein.

Section 4.  Representations of Company.

(a)  Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation nor default of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a "Material Adverse Effect") and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)  Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors in connection herewith or therewith other than in connection with any regulatory filings or consents ("Required Approvals"). This Agreement to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)  No Conflicts. The execution, delivery and performance by the Company of this Agreement to which it is a party, the issuance of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company's or any of its subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any of its subsidiaries is a party or by which any property or asset of the Company or any of its subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its subsidiaries is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or any of its subsidiaries is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d)  Litigation.  Except as already disclosed to the Debtholder by the Company, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any of its subsidiaries or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action"), other than has been disclosed in the SEC filings of the Company, which (i) adversely affects or challenges the legality, validity or enforceability of  this Agreement or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its subsidiaries under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.

Section 5.  Securities Law Compliance.  (a)  The parties agree to fully, diligently cooperate to complete and file a Form D with the SEC and to complete and file any State Securities Law filings required for the transactions contemplated herein and to do so within fifteen (15) days of the Effective Date.  The parties agree that the Company is relying on Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D under the Securities Act of 1933, as amended, in respect of the issuance of the Shares and Option Shares.  Debtholder will complete and sign an investor questionnaire concurrently with signing and tendering this Agreement and Debtholder shall tender such completed and signed investor questionnaire concurrently with the tender of this completed and signed Agreement to the Company.

(b)  The Shares and Option Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Shares other than pursuant to an effective registration statement or Rule 144 under the Securities Act of 1933, as amended, or to the Company or to an affiliate of the Debtholder, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares or Option Shares under the Securities Act of 1933, as amended. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement.

(c)  The Debtholder agrees to the imprinting of the following legend on the certificate evidencing the Shares and Option Shares:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Section 6.  Miscellaneous.  (a) Termination. This Agreement may be terminated by a party upon five (5) days' prior written notice if the transactions contemplated herein have not been consummated on or before September 30, 2017, provided, however, that such termination will not affect the right of any party to sue for any breach by any other party (or parties).

(b)  Fees and Expenses. Each party shall pay the fees and expenses of its or his advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of the Shares to the Debtholder.

(c)  Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

(d)  Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Debtholder, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Upon the other party's reasonable request, each party shall, at its or his sole cost and expense, execute and deliver all such further documents and instruments, and take all such further acts, necessary to give full effect to this Agreement.

(e)  Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(f)  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Debtholder (other than by merger).

(g)  No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

(h)  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in or with jurisdiction over Broward County, Florida.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Broward County, Florida, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any Action or other legal proceeding ("Proceeding"), any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

(i)  Survival. The representations and warranties contained herein shall survive the delivery of the Shares to the Debtholder for seven (7) years.

(j)  Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.
(k)  Notices.  Notice: Any notice required or permitted to be given hereunder will be given in writing and sent by an internationally recognized overnight delivery service (dated receipt requested). Notice shall be sent to the following addresses:

CAPSTONE COMPANIES, INC.

James McClinton, Chief Financial Officer
Capstone Companies, Inc.
350 Jim Moran Blvd., #120
Deerfield Beach, Florida 33442
Telephone: (954) 5708889 EXT # 301
Email: gmcclinton@capstoneindustries.com

JEFFREY POSTAL

Jeffrey Postal
Address:	60 Hendricks Isle,
PH: 60,
Ft Lauderdale, Florida 33301
Telephone:(954) 7029591
Email: jjpostal@hotmail.com

AGREED AND ACCEPTED BY THE FOLLOWING AS OF THE EFFECTIVE DATE:

CAPSTONE COMPANIES, INC., a Florida corporation

By: _________________________________________________
James McClinton, Chief Financial Officer

ATTEST:

By: ________________________________________________________
Aimee Gaudet, Secretary

SEAL

JEFFREY POSTAL

Signature: ________________________________________________

Witness Name: (print) _________________________________________________

Witness Signature: _____________________________________________________

Witness Email/Telephone Number: ______________________________________________________